UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
January 13, 2004 (January 13, 2004)

Advanced Neuromodulation Systems, Inc.

(Exact name of registrant as specified in charter)

Texas	0-10521	75-1646002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6501 Windcrest Drive, Suite 100
Plano, Texas 75024

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 309-8000

ADVANCED NEUROMODULATION SYSTEMS, INC.
6501 WINDCREST DRIVE, SUITE 100 / PLANO, TEXAS 75024 / (972) 309-8000 / FAX: (972) 309-8150

Item 9. “Regulation FD Disclosure.” and Item 12. “Results of Operations and Financial Condition.”
SIGNATURES
INDEX TO EXHIBITS
EX-99.1 Press Release

Item 9. “Regulation FD Disclosure.” and Item 12. “Results of Operations and Financial Condition.”

On January 13, 2004, we issued a press release disclosing management’s estimate of revenue and net income per share for 2003, and management’s initial guidance with respect to revenue and net income per share for 2004. We noted that final operating results for 2003 are subject to completion of our financial audit and any required audit adjustments. We also announced in this press release that we submitted the PMA application for our AccuRx® constant flow implantable pump to the Food and Drug Administration in December 2003. A copy of the press release is attached as Exhibit 99.1.

This press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

ADVANCED NEUROMODULATION SYSTEMS, INC.
6501 WINDCREST DRIVE, SUITE 100 / PLANO, TEXAS 75024 / (972) 309-8000 / FAX: (972) 309-8150

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 13, 2004

ADVANCED NEUROMODULATION SYSTEMS, INC.

By:	/s/ F. Robert Merrill III

	Name: Title:	F. Robert Merrill III Executive Vice President, Finance, Chief Financial Officer and Treasurer

ADVANCED NEUROMODULATION SYSTEMS, INC.
6501 WINDCREST DRIVE, SUITE 100 / PLANO, TEXAS 75024 / (972) 309-8000 / FAX: (972) 309-8150

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated January 13, 2004 (This press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act)

ADVANCED NEUROMODULATION SYSTEMS, INC.
6501 WINDCREST DRIVE, SUITE 100 / PLANO, TEXAS 75024 / (972) 309-8000 / FAX: (972) 309-8150